Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
El Pollo Loco Holdings, Inc.
Costa Mesa, California
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-197698) of El Pollo Loco Holdings, Inc. of our report dated March 9, 2018, relating to the consolidated financial statements, which appear in this Form 10-K.
/s/ BDO USA, LLP
Costa Mesa, California
March 9, 2018